Exhibit 10(f)(iii)
AMENDMENT NUMBER TWO
TO THE
HARRIS CORPORATION RETIREMENT PLAN
     WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective July 1, 2007 (the “Plan”);
     WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;
     WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan; and
     WHEREAS, the Employee Benefits Committee desires to amend the Plan to reflect special rules related to (i) the participation therein by Multimax Incorporated, effective September 8, 2007; (ii) the merger of the Harris Broadcast Communications Division 401(k) Plan with and into the Plan, effective September 30, 2007 and (iii) the merger of the Harris Technical Services Corporation 401(k) Plan with and into the Plan, effective October 31, 2007.
     NOW, THEREFORE, BE IT RESOLVED, that Schedule A to the Plan — “Special Rules Applying to Transfer Contributions and Transferred Employees” hereby is amended in the following respects:
     1. The final sentence of Section 2(a) of Schedule A hereby is amended in its entirety, effective September 30, 2007, to read as follows:
     The Broadcast Plan shall be merged with and into the Plan, effective September 30, 2007.
     2. Section 2 of Schedule A hereby is amended, effective September 30, 2007, to add thereto the following new subsections (c) — (f):

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     (c) Vesting. Former participants in the Broadcast Plan who were hired by Leitch, OSI or Videotek, Inc. prior to January 1, 2006 shall be 100% vested in their Accounts under the Plan.
     (d) In-Service Withdrawal of Certain Profit Sharing Contributions. A former participant in the Videotek, Inc. 401(k) Plan, which plan was merged into the Broadcast Plan effective June 30, 2006 (the “Videotek Plan”) who has completed at least 10 Years of Service may elect an in-service withdrawal of an amount not to exceed 50% of the portion of his or her Account attributable to employer non-elective discretionary profit sharing contributions made to the Videotek Plan. Notwithstanding any provision of the Plan to the contrary, for this purpose, a “Year of Service” is a Plan Year during which the Participant is credited with at least 1,000 Hours of Service.
     (e) Service. Service shall be credited for purposes of the Plan with Aastra Digital Video and Aastra Telecom U.S., Inc. (in the latter case, provided that the Participant commenced employment by the Company in connection with the acquisition by the Company of the assets of Aastra Telecom U.S., Inc.).
     (f) Qualified Nonelective Contributions. The Broadcast Plan contained certain “qualified nonelective contributions” within the meaning of section 401(m)(4)(C) of the Code (“QNECs”). For purposes of the Plan, such QNECs and earnings thereon (i) shall be 100% vested and nonforfeitable and (ii) shall be ineligible for hardship withdrawal.
     3. The final sentence of Section 3(a) of Schedule A hereby is amended in its entirety, effective October 31, 2007, to read as follows:
     The HTSC Plan shall be merged with and into the Plan, effective October 31, 2007.
     4. Section 3 of Schedule A hereby is amended, effective October 31, 2007, to add thereto the following new subsection (d):
     (d) Service. Service with “Resource Consultants, Inc. USPS MTSC (effective March 1, 2004)” shall be credited for purposes of the Plan.

     5. The following new Section 4 hereby shall be added to Schedule A, effective September 8, 2007:
          4. Multimax, Inc. 401(k) Retirement Savings Plan
     (a) In General. Multimax Incorporated (“Multimax”) formerly sponsored the Multimax, Inc. 401(k) Retirement Savings Plan (the “Multimax Plan”), which plan was frozen as to new participants and new contributions effective September 7, 2007. Effective September 8, 2007, Multimax became an Employer under this Plan. The Multimax Plan shall be merged with and into this Plan effective December 31, 2007.
     (b) Match Eligibility. Participants who were employed by Multimax on September 7, 2007 shall be eligible to receive a matching contribution pursuant to Section 4.2 of the Plan effective as of the first day of the calendar month coinciding with or following 30 days of employment with Multimax or any Affiliate thereof.
     (c) Vesting. The Profit Sharing Accounts of Participants who were employed by Multimax on September 7, 2007 shall be 100% vested and nonforfeitable. The vested and nonforfeitable percentage of the Matching Accounts of Participants who were employed by Multimax on September 7, 2007 shall be determined as follows by reference to a Participant’s Years of Service as of the date of the Participant’s termination of employment:

Years of Service	Percentage
Less than 1	0%
At least 1 but less than 2	33%
At least 2 but less than 3	66%
3 or more	100%
     (d) Service. Service with “Legacy Multimax Inc.” shall be credited for purposes of the Plan.
     APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 19th day of September, 2007.

/s/ John D. Gronda
John D. Gronda, Secretary

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